                                                                     EXHIBIT 4.4


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                        PREFERRED STOCK PURCHASE WARRANT

Warrant No. __________                                  Number of Shares: 21,539
                                                        Series B Preferred Stock

                                CHEMCONNECT, INC.

                            Void after April 30, 2006


        1. ISSUANCE. This Warrant is issued to LIGHTHOUSE CAPITAL PARTNERS II, L.P. by CHEMCONNECT, INC., a Delaware corporation (hereinafter with its successors called the "COMPANY").

        2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "HOLDER"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company the following securities (collectively, the "SHARES") at a price per share of $1.30 (the "PURCHASE PRICE"), 21,539 fully paid and nonassessable shares of Series B Preferred Stock, $0.0001 par value, of the Company (the "PREFERRED STOCK"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

        3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

        4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

                                    X= Y(A-B)/A

where:   X  =  the number of shares of Preferred Stock to be
               issued to the Holder pursuant to this SECTION 4.

               Y   =  the number of shares of Preferred Stock covered by this
                      Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

               A   =  the Fair Market Value (defined below) of one share of
                      Preferred Stock, as determined at the time the net issue election is made pursuant to this SECTION 4.

               B   =  the Purchase Price in effect under this Warrant at the
                      time the net issue election is made pursuant to this
                      SECTION 4.

"FAIR MARKET VALUE" of a share of Preferred Stock (or Common Stock if the Preferred Stock has been automatically converted into Common Stock) as of a particular date (the "DETERMINATION DATE") shall mean:

                (a) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933 ("1933 ACT") (a "PUBLIC OFFERING"), and if the Company's Registration Statement relating to such Public Offering ("REGISTRATION STATEMENT") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

                (b) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

                        (i) If traded on a securities exchange or the Nasdaq
                National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five business days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

                        (ii) If otherwise traded in an over-the-counter market,
                the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five business days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

                        (iii) If there is no public market for the Common Stock,
                then fair market value shall be determined in good faith by the Company's Board of Directors.

        5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

        6. FRACTIONAL SHARES. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this
SECTION 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.

        7. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at the close of business on April 30, 2006, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of SECTION 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

        8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, $0.0001 par value, of the Company (the "COMMON STOCK"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly


                                       2.

and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

        10. NO STOCKHOLDER RIGHTS. Except as expressly provided in this Warrant, prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including without limitation the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, provided, however, that nothing in this
SECTION 10 shall limit the right of the Holder to be provided the notices required under the Warrant.

        11. MERGERS AND RECLASSIFICATIONS. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this SECTION 11, the term "REORGANIZATION" shall mean and refer to (i) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, or (ii) a sale or transfer of all or substantially all of the Company's asset to any other person.

        12. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        13. NOTICES OF RECORD DATE, ETC. In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

               (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty
(20) business days prior to the date specified in such notice on which any such action is to be taken.


                                       3.

        14. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

               (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

               (b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

               (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Certificate or by-laws, or to the Company's knowledge, any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

               (d) As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Lease Line Schedule No. 01 to Master Equipment Lease Agreement No. 219 between the Company and Lighthouse Capital Partners II, L.P. dated as of May 5, 1999.

                (e) As of the date hereof, the authorized capital stock of the Company consists of (i) 19,000,000 shares of Common Stock, none of which are issued and outstanding and 21,539 shares are reserved for issuance upon the exercise of this Warrant and the conversion of the Preferred Stock, (ii) 5,686,573 shares of Series A Preferred Stock, all of which are issued and outstanding, and (iii) 4,130,000 shares of Series B Preferred Stock, of which 3,970,000 are issued and outstanding shares and 21,539 shares are reserved for issuance upon the exercise of this Warrant. Attached hereto as EXHIBIT C is a capitalization table summarizing the capitalization of the Company, including, without limitation, the current Conversion Price of the Series B Preferred Stock.

        15. INVESTORS' RIGHTS AGREEMENT. The Company agrees that, upon the next amendment of that certain Investors' Rights Agreement by and among the Company, the Investors and the Founders listed therein dated as of December 17, 1998 (the "INVESTORS' RIGHTS AGREEMENT"), it will use its best efforts to effect such amendment so that the Holder shall be an Investor within the meaning of such Investors' Rights Agreement.

        16. RIGHT OF FIRST REFUSAL. Subject to the terms and conditions contained in this SECTION 16, the Company agrees that the holder of this Warrant has the right of first refusal to purchase its pro rata portion of any New Securities (as defined in SECTION 16(a) below) which the Company may, from time to time, propose to sell and issue. A holder's pro rata portion for purposes of this SECTION 16 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then issued or issuable to the holder (including upon conversion of any Preferred Stock held by the holder and upon exercise of this Warrant and conversion of the Shares issued thereupon) bears to (y) the sum of the total number of shares of Company's Common Stock then outstanding, the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then outstanding, and the number of shares of the Company's Common Stock issuable to the holder upon exercise of this Warrant and conversion of the Shares issued thereupon.

               (a) DEFINITION OF NEW SECURITIES. Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include: (i) Common Stock issuable upon conversion of any Preferred Stock outstanding as of the grant date; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the


                                       4.

acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization; (iv) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any compensatory benefit plan; (v) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first refusal established by this
SECTION 16 with respect to the initial sale or grant by the Company of such rights or agreements; or (vi) stock issued in connection with any stock split, reverse stock split, stock dividend, combination or recapitalization by the Company.

               (b) NOTICE OF RIGHT. In the event the Company proposes to undertake an issuance of New Securities, it shall give the holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The holder shall have fifteen
(15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in this SECTION 16), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) EXERCISE OF RIGHT. If the holder exercises its right of first refusal hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety
(90) calendar days after the holder gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of first refusal, the Company and the holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

               (d) LAPSE AND REINSTATEMENT OF RIGHT. In the event the holder fails to exercise the right of first refusal provided in this SECTION 16 within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the holder at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the holder in the manner provided above.

               (e) ASSIGNMENT. The right of the holder to purchase any part of the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of the holder.

               (f) TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal granted under SECTION 16 shall terminate on and be of no further force or effect upon the closing of a firmly underwritten public offering of the securities of the Company.

        17. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

        18. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Preferred Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

               (a) INVESTMENT PURPOSE. The right to acquire Preferred Stock issuable upon exercise of the Holder's rights contained herein or Common Stock issuable upon conversion thereof (the "CONVERSION SHARES") will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. The Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Preferred Stock or Conversion Shares.


                                       5.

               (b) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

               (c) PRIVATE ISSUE. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein and the Conversion Shares is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this SECTION 18.

               (d) FINANCIAL RISK. The Holder is an investor in securities of companies in the development stage and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

        (e) DISCLOSURE OF INFORMATION. The Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant and the Preferred Stock issuable upon exercise thereof. Such Holder further represents that it has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Preferred Stock and the business, properties, prospects and financial condition of the Company.

        19.    NOTICES, TRANSFERS, ETC.

               (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

               (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

               (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

        20. NO IMPAIRMENT. The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

        21. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

        22. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

        23. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be


                                       6.

taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

        24. QUALIFYING PUBLIC OFFERING. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Certificate in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

        25. VALUE. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.


Dated:  May __, 1999                   CHEMCONNECT, INC.

                                       By:
                                              ----------------------------------
                                       Name:  Phil J. Ringo
                                              ----------------------------------
                                       Title: President and COO
                                              ----------------------------------

          [CORPORATE SEAL]

Attest:

----------------------------------


                                       7.

                                                                     EXHIBIT 4.9

                                  SUBSCRIPTION

To: __________________________________________________ Date: ___________________

        The undersigned hereby subscribes for ____________ shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                Signature:______________________________________

                                Name for Registration:__________________________

                                Mailing Address:________________________________

                                ________________________________________________


                            NET ISSUE ELECTION NOTICE

To: __________________________________________________ Date: ___________________

        The undersigned hereby elects under SECTION 4 to surrender the right to purchase __________ shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

                                Signature:______________________________________

                                Name for Registration:__________________________

                                Mailing Address:________________________________

                                ________________________________________________

                                   ASSIGNMENT

        For value received ___________________________ hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

        [Please print or typewrite name and address of Assignee]

________________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoints ________________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated:______________________________________


In the Presence of:

____________________________________________